EXHIBIT 32.1

CERTIFICATION

I, David F. Dyer, Chief Executive Officer and President of Tommy Hilfiger Corporation (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

1.	The quarterly report on Form 10-Q of the Company for the quarterly period ended June 30, 2004 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

This certificate is being furnished solely for purposes of Section 906 and is not being filed as part of the Report.

Date: August 6, 2004

/s/ David F. Dyer
Name:	David F. Dyer
Title:	Chief Executive Officer and President